EXHIBIT 23.1


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 1998 (except Note 15, as to which the date is April 3, 1998) in the Registration Statement (Form S-1 No. 33-00000) and the related Prospectus of Chaparral Resources, Inc. for the registration of 17,522,116 shares of its common stock.



                                              /s/Ernst & Young, LLP

Houston, Texas
April 27, 1998